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Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

EMBARCADERO TECHNOLOGIES ANNOUNCES FIRST QUARTER 2006 RESULTS

San Francisco, California – April 25, 2006 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a leading provider of strategic data management solutions, today announced results for its first quarter ended March 31, 2006.

Total revenues for the first quarter of 2006 were $14.5 million, a 10.2% increase as compared to the prior year’s first quarter results of $13.2 million. License revenue increased approximately 8.0% to $6.6 million in the first quarter 2006 compared to $6.1 million in the first quarter 2005. Net income and diluted net income per share under Generally Accepted Accounting Principles (GAAP) were $676,000 and $0.02, respectively, for the first quarter of 2006, as compared to GAAP net loss and diluted net loss per share of $41,000 and $0.00, respectively, for the first quarter ended March 31, 2005.

“Our revenue and earnings fell in line with the estimates provided on April 10th,” said Stephen Wong, Embarcadero’s chairman and chief executive officer. “In spite of the shortfall in license revenues, the company posted strong operating cash flow, solid profitability, and a record level of customer renewals. In an effort to drive stronger and more predictable growth, the company is concentrating its resources on key opportunities with its core product portfolio, the emerging data security market, and selective geographic expansion.”

Non-GAAP net income and diluted net income per share were $1.3 million and $0.05, respectively, for the first quarter of 2006, as compared to non-GAAP net income and diluted net income per share of $621,000 and $0.02, respectively, for the first quarter of 2005. Non-GAAP measurements are tax adjusted and exclude non-cash stock-based compensation expense, amortization of acquired technology and amortization acquired intangible. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

Embarcadero Announces First Quarter 2006 Financial Results	1 of 5

Cash flow from operations was $4.5 million for the three months ended March 31, 2006. Cash, cash equivalents, and short-term investments were $64.4 million at March 31, 2006. Total deferred revenues were $17.4 million at March 31, 2006, as compared to $16.0 million at December 31, 2005.

Non-GAAP Financial Measurements

The first quarter 2006 non-GAAP measurements of operating and net income and net income per share exclude $902,000 of non-cash stock-based compensation expense and $200,000 cumulative effect of change in accounting principle related to stock-based compensation expense, $199,000 of amortization of acquired technologies, and $42,000 of charges related to amortization of acquired customer relationships. In the first quarter 2005, non-GAAP net income excluded $372,000 in amortization of acquired technology and $677,000 of amortization of non-cash stock-based compensation. The non-GAAP results in the first quarter 2006 assume approximately a 33% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its first quarter 2006 results, as well as provide business outlook for the second quarter of 2006, on a conference call and simultaneous Web-cast to be held today, April 25, 2006, at 2:00 PM Pacific Time. Those interested in participating may call (347) 284-6934. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 12,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

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Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2006	2005
Revenues:
License	$6,613	$6,123
Maintenance	7,909	7,056

Total revenues	14,522	13,179

Cost of revenues:
License	137	113
Amortization of acquired technology	199	507
Maintenance	650	558

Total cost of revenues	986	1,178

Gross profit	13,536	12,001

Operating expenses:
Research and development	4,660	3,942
Sales and marketing	6,173	5,748
General and administrative	2,326	2,653

Total operating expenses	13,159	12,343

Income (loss) from operations	377	(342)
Other income, net	439	278
Cumulative effect of change in accounting principle	200	—

Income (loss) before benefit from (provision for) income taxes	1,016	(64)
Benefit from (provision for) income taxes	(340)	23

Net income (loss)	$676	$(41)

Net income per share:
Basic	$0.03	$0.00

Diluted	$0.02	$0.00

Shares used in per share calculation:
Basic	25,733	25,982

Diluted	27,254	25,982

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The following table summarizes the non-GAAP measures discussed in this press release and provides a reconciliation between GAAP and non-GAAP measures:

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

The following table reconciles non-GAAP net income to GAAP net income (loss):

	Three months ended March 31,
	2006	2005
GAAP net income (loss) and diluted earnings per share	$676	$(41)
Amortization of acquired technology	199	372
Amortization of acquired intangibles	42	—
Non-cash stock-based compensation & cumulative effect of change in accounting principle	702	677
Non-GAAP tax adjustments	(306)	(387)

Non-GAAP net income	$1,313	$621

Net income per share:
Basic	$0.05	$0.02

Diluted	$0.05	$0.02

Shares used in per share calculation:
Basic	25,733	25,982

Diluted	27,254	27,536

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Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)	(1)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$64,406	$59,969
Trade accounts receivable, net	7,926	9,407
Prepaid expenses and other current assets	1,558	1,863
Deferred income taxes	377	377

Total current assets	74,267	71,616
Property and equipment, net	1,968	2,059
Goodwill	13,953	13,920
Other intangible assets, net	2,795	3,037
Deferred income taxes	2,500	2,500
Other assets, net	24	24

Total assets	$95,507	$93,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$387	$817
Accrued liabilities	5,263	5,291
Capital lease obligation	158	161
Deferred revenue	17,146	15,802

Total current liabilities	22,954	22,071
Long-term deferred revenue	236	180
Long-term capital lease obligation	47	87
Long-term restructuring and impairment accrual	889	1,061

Total liabilities	24,126	23,399
Stockholders’ Equity	71,381	69,757

Total liabilities and stockholders’ equity	$95,507	$93,156

(1)	The balance sheet as of December 31, 2005 has been derived from the audited consolidated financial statements at that date.

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